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                                                                     EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
               Telephone: (650) 493-9300 Facsimile: (650) 845-5000



                                 November 7, 2001


Gadzoox Networks, Inc.
5850 Hellyer Avenue
San Jose, CA 95138

         RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


         We have examined Amendment No. 4 to the registration statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration for resale under the Securities Act of 1933, as amended, of 5,600,000 outstanding shares of your Common Stock (the "Outstanding Shares") and 168,000 shares (the "Warrant Shares") of your Common Stock issuable under that certain Agreement and Warrant to Purchase Common Stock between Shoreline Pacific Equity Ltd. and you (the "Warrant Agreement"). As your legal counsel, we have also reviewed the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Outstanding Shares and the Warrant Shares.



         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.



         It is our opinion that the Outstanding Shares when sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable. In addition, assuming that the full consideration for each share is received by the Company in accordance with the Warrant Agreement, it is our opinion that the Warrant Shares, when sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.


         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                       Very truly yours,

                                       /s/ WILSON SONSINI GOODRICH & ROSATI

                                       Professional Corporation